SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                      --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                      February 10, 1998 (February 9, 1998)
                Date of Report (Date of Earliest Event Reported)

                        CULLIGAN WATER TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                    1-11402                        22-3059335
            (Commission File Number)      (IRS Employer Identification No.)

                              One Culligan Parkway
                         Northbrook, Illinois 60062-6209
               (Address of Principal Executive Offices) (Zip Code)

                                 (847) 205-6000
              (Registrant's Telephone Number, including Area Code)


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ITEM 5.  OTHER EVENTS

        On February 9, 1998, Culligan Water Technologies, Inc., a Delaware corporation (the "Company"), entered into the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 9, 1998 among United States Filter Corporation, a Delaware corporation ("USF"), the Company and Palm Water Acquisition Corp., a Delaware corporation ("Merger Sub").

        Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the "Merger"). In connection with the Merger, USF will issue in exchange for each issued and outstanding share (other than treasury shares and shares owned by USF) of the Company's common stock, par value $.01 per share ("Company Common Stock"), 1.714 shares of common stock, par value $.01 per share of USF ("USF Common Stock") if the average of the closing prices of the shares of USF Common Stock as reported on the New York Stock Exchange Composite Tape on each of the last ten trading days ending on the sixth trading day prior to the date of the meeting of the Company's stockholders at which the approval of the Merger by the Company's stockholders is obtained (the "Average Share Price") is equal to or greater than $35 (the "Exchange Ratio"); provided, however, that (i) if the Average Share Price is less than $35, but greater than or equal to $32, then the Exchange Ratio shall be equal to the quotient obtained (rounded to the nearest ten-thousandth of a share) by dividing $60 by the Average Share Price; and (ii) if the Average Share Price is less than $32, the Exchange Ratio shall be equal to 1.875. Among other circumstances, the Merger Agreement may be terminated by the Company if the Average Share Price, or if the average of the closing prices of the shares of USF Common Stock as reported on the New York Stock Exchange Composite Tape for any period of 10 consecutive trading days which ends after the last trading day used in calculating the Average Share Price, is less than $26.25.

        The Merger will be accounted for as a pooling of interests and is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. Consummation of the Merger is subject to customary regulatory approvals and the approval of the stockholders of each of the Company and USF. The Merger is expected to be consummated in the first half of 1998.

        In connection with the Merger Agreement, the Company has amended its Rights Agreement, dated as of September 13, 1996, by and between the Company and American Stock Transfer & Trust Company (as Rights Agent) (as heretofore
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amended, the "Rights Agreement") to among other things, provide that the rights shall not become exerciseable as a result of the Merger Agreement or the Merger, and reduce the beneficial ownership threshold at which a person becomes an "Acquiring Person" under the Rights Agreement from 15% of the outstanding shares of Company Common Stock to 9.9%.

       Apollo Investment Fund, L.P., a Delaware limited partnership and Lion Advisors, L.P., a Delaware limited partnership, which beneficially own in the aggregate 7,334,859 shares of the Company's common stock (representing approximately 28.5% of the total number of shares of Company Common Stock outstanding) have each entered into a Support/Voting Agreement with USF pursuant to which they have agreed, among other things, to cause such shares of Company Common Stock that they beneficially own to be voted in favor of the Merger.

        The information set forth above is qualified in its entirety by reference to the Merger Agreement, the Rights Agreement Amendment and the Voting/Support Agreement, copies of which are attached hereto as Exhibits and are incorporated herein by reference.

ITEM 7(C).  EXHIBITS

EXHIBIT NO.            DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of February 9, 1998, among Culligan Water Technologies, Inc., United States Filter Corporation, and Palm Water Acquisition Corp.

99.1 Amendment, dated as of February 9, 1998, to the Rights Agreement, dated as of September 13, 1996 by and between Culligan Water Technologies, Inc. and American Stock Transfer & Trust Company (as Rights Agent), as heretofore amended.

99.2 Support/Voting Agreement, dated as of February 9, 1998 between United States Filter Corporation and Apollo Investment Fund, L.P.

99.3 Support/Voting Agreement, dated as of February 9, 1998 between United States Filter Corporation and Lion Advisors, L.P.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

        Dated:  February 10, 1998

                                 CULLIGAN WATER TECHNOLOGIES, INC.

                                 By:        /s/ Edward A. Christensen

                                 Name:  Edward A. Christensen
                                 Title:  Vice President


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                                  EXHIBIT INDEX

EXHIBIT NO.            DESCRIPTION

2.1 Agreement and Plan of Merger, dated as of February 9, 1998, among Culligan Water Technologies, Inc., United States Filter Corporation, and Palm Water Acquisition Corp.

99.1 Amendment, dated as of February 9, 1998, to the Rights Agreement, dated as of September 13, 1996 by and between Culligan Water Technologies, Inc. and American Stock Transfer & Trust Company (as Rights Agent), as heretofore amended.

99.2 Support/Voting Agreement, dated as of February 9, 1998 between United States Filter Corporation and Apollo Investment Fund, L.P.

99.3 Support/Voting Agreement, dated as of February 9, 1998 between United States Filter Corporation and Lion Advisors, L.P.